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Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1994, which appears on page 26 of MCI Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 56 on such Annual Report on Form 10-K.



PRICE WATERHOUSE



Washington, D.C.
March 14, 1995



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